Exhibit 10.1
2008 Base Salaries for Named Executive Officers

Name and Title	Salary
Edward A. Keible, Jr.	$386,000
President and Chief Executive Officer
Brett W. Wallace	$251,000
Chief Financial Officer and Executive Vice President
John J. Mikulsky	$282,000
Chief Operating Officer and Executive Vice President